Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant To Section 13 or 15(d) Of
                       The Securities Exchange Act of 1934

                         Date of Report:  August 8, 2005

                       RICK'S CABARET INTERNATIONAL, INC.
         (Exact  Name  of  Registrant  As  Specified  in  Its  Charter)


           Texas                       000-26958                 76-0037324
(State Or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)

                                10959 Cutten Road
                              Houston, Texas 77066
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (281) 397-6730
              (Registrant's Telephone Number, Including Area Code)

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD.

     On August 8, 2005, the Company received a letter from the Listing Qualifications Department of the Nasdaq Stock Market ("Nasdaq") notifying the Company that the issuance by the Company of its Secured Convertible Debenture ("Debenture") to Mr. Ralph McElroy as described in its Form 8-K filed on August 3, 2005, was non-compliant with shareholder approval requirements as set forth in Marketplace Rule 4350(i)(1)(B) (the "Rule") which requires shareholder approval of any transaction when the issuance or potential issuance will result in a change of control of the issuer. Based upon the issuance of a new Secured Convertible Debenture by the Company which supersedes and replaces in its entirety the original Debenture and which addressed and cured this matter, the Staff determined, as noted in their letter of August 8, 2005, that the Company had regained compliance with the Rule and the matter was closed.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                               RICK'S CABARET INTERNATIONAL, INC.



                                     By:  /s/ Eric Langan
                                     --------------------
Date:  August 9, 2005                Eric Langan
                                     Chairman, President, Chief Executive
                                     Officer and Acting Chief Accounting Officer